Exhibit 4.5

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

dated as of

October 15, 2024

among

APOLLO ADMINISTRATIVE AGENCY LLC,
as First Lien Agreement Agent,

APOLLO ADMINISTRATIVE AGENCY LLC,
as First Lien Agreement Collateral Agent,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(F/K/A U.S. BANK NATIONAL ASSOCIATION),
as Initial Other First-Priority Agent,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Initial Other First-Priority Collateral Agent,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Initial Second-Priority Agent, and

ALTER DOMUS PRODUCTS CORP.
as Initial Second-Priority Collateral Agent

Relating to GANNETT HOLDINGS LLC

6.9	Post-Petition Interest	25
6.10	Separate Grants of Security and Separate Classifications	25

Section 7.	Reliance; Waivers; etc	26
7.1	Reliance	26
7.2	No Warranties or Liability	26
7.3	Obligations Unconditional	26

Section 8.	Miscellaneous	27
8.1	Conflicts	27
8.2	Continuing Nature of this Agreement; Severability	27
8.3	Amendments; Waivers	28
8.4	Information Concerning Financial Condition of Holdings and the Subsidiaries	29
8.5	Subrogation	29
8.6	Application of Payments	29
8.7	Consent to Jurisdiction; Waivers	29
8.8	Notices	30
8.9	Further Assurances	30
8.10	Governing Law	30
8.11	Binding on Successors and Assigns	30
8.12	Specific Performance	31
8.13	Section Titles	31
8.14	Counterparts	31
8.15	Authorization	31
8.16	No Third Party Beneficiaries; Successors and Assigns	31
8.17	Effectiveness	31
8.18	First-Priority Representatives and Second-Priority Representatives	31
8.19	Relative Rights	32
8.20	Second-Priority Collateral Agent	32
8.21	Joinder Requirements	32
8.22	Intercreditor Agreements	33

Exhibits and Annexes

Annex I	Consent of Grantors
Exhibit A	Form of Joinder Agreement (Other First-Priority Obligations)
Exhibit B	Form of Joinder Agreement (Other Second-Priority Obligations)

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of October 15, 2024, among Apollo Administrative Agency LLC (“Apollo Admin Agent”), as First Lien Agreement Agent, Apollo Admin Agent, as First Lien Agreement Collateral Agent, U.S. Bank Trust Company, National Association (“U.S. Bank”), as Initial Other First-Priority Agent, U.S. Bank, as Initial Other First-Priority Collateral Agent, U.S. Bank, as Initial Second-Priority Agent, and Alter Domus Products Corp. (“Alter Domus”), as Initial Second-Priority Collateral Agent, as consented to by the Grantors in the Consent of Grantors.

A.       Gannett Holdings LLC, a Delaware limited liability company (the “Borrower”), Gannett Co., Inc., a Delaware corporation (“Holdings”), the lenders party thereto from time to time, Apollo Admin Agent (as successor to Citibank, N.A.), as administrative agent and collateral agent, Apollo Global Funding LLC, as lead arranger and lead bookrunner, and others are party to that certain Amended and Restated First Lien Credit Agreement, dated as of October 15, 2024 (as amended, restated, amended and restated, supplemented, replaced, refinanced, extended or otherwise modified from time to time, the “First Lien Agreement”).  The Obligations of the Borrower, Holdings and certain of its Subsidiaries under the First Lien Agreement and the First Lien Agreement Documents executed or delivered pursuant thereto constitute First-Priority Obligations hereunder.

B.      Holdings, certain of its Subsidiaries, U.S. Bank, as trustee, and others are party to the Indenture, dated as of October 15, 2021 (as amended, restated, amended and restated, supplemented, replaced, refinanced, extended or otherwise modified from time to time, the “Initial Other First-Priority Agreement”). The Obligations of the Borrower, Holdings and certain of its Subsidiaries under the Initial Other First-Priority Agreement and the other Initial Other First-Priority Documents constitute First-Priority Obligations hereunder.

C.      Holdings, certain of its Subsidiaries, U.S. Bank, as trustee, and others are party to the Indenture, dated as of October 15, 2024 (as amended, restated, amended and restated, supplemented, replaced, refinanced, extended or otherwise modified from time to time, the “Initial Second-Priority Agreement”). The Obligations of the Borrower, Holdings and certain of its Subsidiaries under the Initial Second-Priority Agreement and the other Initial Second-Priority Documents constitute Initial Second-Priority Obligations hereunder.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.          Definitions.

1.1         Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this First Lien/Second Lien Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Alter Domus” shall have the meaning set forth in the preamble.

“Apollo Admin Agent” shall have the meaning set forth in the preamble.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereinafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” shall have the meaning set forth in the recitals, together with its successors and permitted assigns.

 “Closing Date” means October 15, 2024.

“Common Collateral” means all of the assets of any Grantor with respect to which a Lien is granted or purported or required to be granted as security for one or more Series of First-Priority Obligations and one or more Series of Second-Priority Obligations.

“Comparable Second-Priority Collateral Document” means, in relation to any Common Collateral subject to any Lien created under any First-Priority Collateral Document, those Second-Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Consent of Grantors” means the Consent of Grantors in the form of Annex I attached hereto.

“Controlled” means, with respect to any Person at any time, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deposit Account” shall have the meaning set forth in the UCC.

“Deposit Account Collateral” means that part of the Common Collateral (if any) comprised of or contained in Deposit Accounts or Securities Accounts.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of First-Priority Obligations” means, except to the extent otherwise provided in Section 5.7, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations, in each case, to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First-Priority Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the First-Priority Credit Documents, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First-Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.

“First Lien Agreement” shall have the meaning set forth in the recitals.

“First Lien Agreement Agent” means Apollo Admin Agent, in its capacity as administrative agent under the First Lien Agreement, and its permitted successors and assigns in such capacity.

“First Lien Agreement Collateral Agent” means Apollo Admin Agent, in its capacity as collateral agent under the First Lien Agreement, and its permitted successors and assigns in such capacity.

“First Lien Agreement Collateral Documents” means the First Lien Collateral Agreement and any other documents now existing or entered into after the Closing Date that create Liens on any assets or properties of any Grantor to secure any First Lien Agreement Obligations, including the other “Security Documents” (as defined in the First Lien Agreement) in respect of the First Lien Agreement Obligations.

“First Lien Agreement Documents” means the First Lien Agreement, the First Lien Agreement Collateral Documents and the other “Loan Documents” as defined in the First Lien Agreement.

“First Lien Agreement Obligations” means all “Obligations” (as such term is defined in the First Lien Agreement).

“First Lien Agreement Secured Parties” means the “Secured Parties” as defined in the First Lien Agreement.

“First Lien Collateral Agreement means that certain Pledge and Security Agreement dated as of October 15, 2021, among the Borrower, each other pledgor from time to time party thereto and the First Lien Agreement Collateral Agent (as successor to Citibank, N.A.), as collateral agent for the First Lien Agreement Secured Parties and certain Other First-Priority Secured Parties, as amended, restated, amended and restated, supplemented, replaced or modified from time to time.

“First-Priority Collateral” means all of the assets of any Grantor with respect to which a Lien is granted, or purported to be granted, as security for one or more Series of First-Priority Obligations pursuant to any First-Priority Collateral Document.

“First-Priority Collateral Agent” means the First Lien Agreement Collateral Agent for so long as the First Lien Agreement is the only First-Priority Credit Document or, if there is more than one First-Priority Credit Document, such agent or trustee as is designated “First-Priority Collateral Agent” by the First-Priority Secured Parties pursuant to the terms of any other intercreditor agreement among the First-Priority Representatives (and will remain the First Lien Agreement Collateral Agent until so designated).

“First-Priority Collateral Documents” means (a) the First Lien Agreement Collateral Documents, (b) Initial Other First-Priority Collateral Documents and (c) any documents now existing or entered into after the Closing Date that create Liens on any assets or properties of any Grantor to secure any Series of Other First-Priority Obligations, including the other “Security Documents” (as defined in such Other First-Priority Agreement) with respect to such Series of Other First-Priority Obligations.

“First-Priority Credit Documents” means (a) the First Lien Agreement, (b) the Initial Other First-Priority Agreement and (c) any Other First-Priority Agreement.

“First-Priority Documents” means (a) the First Lien Agreement Documents, (b) the Initial Other First-Priority Documents, (c) the Other First-Priority Documents and (d) any other intercreditor agreements among First-Priority Representatives.

“First-Priority Obligations” means (a) the First Lien Agreement Obligations, (b) the Initial Other  First-Priority Obligations and (c) the Other First-Priority Obligations.

“First-Priority Representatives” means (a) in the case of the First Lien Agreement Obligations, the First Lien Agreement Agent, (b) in the case of the Initial Other First-Priority Agreement, the Initial Other First-Priority Agent and (c) in the case of any Series of Other First-Priority Obligations or a separate facility within such series, the Other First-Priority Representative with respect thereto.  The term “First-Priority Representatives” shall include the First-Priority Collateral Agent as the context requires.

“First-Priority Secured Parties” means (a) the First Lien Agreement Secured Parties, (b) the Initial Other-First Priority Secured Parties and (c) the Other First-Priority Secured Parties, including the First-Priority Representatives.

“Grantors” means each of Holdings, the Borrower and such of the direct and indirect Subsidiaries of Holdings and/or the Borrower that, in each case, has granted a lien on its assets to secure one or more Series of First-Priority Obligations and one or more Series of Second-Priority Obligations.

“Holdings” shall have the meaning set forth in the recitals.

“Initial Other First-Priority Agent” means U.S. Bank, in its capacity as trustee under the Initial First-Priority Agreement, and its permitted successors and assigns in such capacity.

“Initial Other First-Priority Agreement” shall have the meaning set forth in the recitals.

 “Initial Other First-Priority Collateral Agent” shall mean U.S. Bank, in its capacity as collateral agent under the Initial Other First-Priority Collateral Documents, and its permitted successors and assigns in such capacity.

“Initial Other First-Priority Collateral Agreement” means the Pledge and Security Agreement, dated as of October 15, 2021, among Holdings, each other pledgor from time to time party thereto and U.S. Bank, as collateral agent for the Initial Other First-Priority Secured Parties, as amended, restated, amended and restated, supplemented, replaced or modified from time to time.

“Initial Other First-Priority Collateral Documents” means the Initial Other First-Priority Collateral Agreement and any other documents now existing or entered into after the Closing Date that create Liens on any assets or properties of any Grantor to secure any Initial First-Priority Obligations, including the other “Security Documents” (as defined in the Initial First-Priority Agreement) in respect of the Initial Second-Priority Obligations.

“Initial Other First-Priority Documents” means the Initial First-Priority Agreement, the Initial Other First-Priority Collateral Documents and any other “Intercreditor Agreements” as defined in the Initial First-Priority Agreement.

“Initial Other First-Priority Obligations” means all “Obligations” (as such term is defined in the Initial Other First-Priority Agreement).

“Initial Other First-Priority Secured Parties” means the “Secured Parties” as defined in the Initial Other First-Priority Collateral Agreement.

“Initial Second-Priority Agent” shall mean U.S. Bank, in its capacity as trustee under the Initial Second-Priority Agreement, and its permitted successors and assigns in such capacity.

“Initial Second-Priority Agreement” shall have the meaning set forth in the recitals.

 “Initial Second-Priority Collateral Agent” shall mean Alter Domus, in its capacity as collateral agent under the Initial Second-Priority Collateral Documents, and its permitted successors and assigns in such capacity.

“Initial Second-Priority Collateral Agreement” means the Pledge and Security Agreement, dated as of October 15, 2024, among the Borrower, each other pledgor from time to time party thereto and Alter Domus, as collateral agent for the Initial Second-Priority Secured Parties and certain Other Second Priority Secured Parties, as amended, restated, amended and restated, supplemented, replaced or modified from time to time.

“Initial Second-Priority Collateral Documents” means the Initial Second-Priority Collateral Agreement and any other documents now existing or entered into after the Closing Date that create Liens on any assets or properties of any Grantor to secure any Initial Second-Priority Obligations, including the other “Security Documents” (as defined in the Initial Second-Priority Agreement) in respect of the Initial Second-Priority Obligations.

“Initial Second-Priority Documents” means the Initial Second-Priority Agreement, the Initial Second-Priority Collateral Documents and any other “Intercreditor Agreements” as defined in the Initial Second-Priority Agreement.

“Initial Second-Priority Obligations” means all “Obligations” (as such term is defined in the Initial Second-Priority Agreement).

“Initial Second-Priority Secured Parties” means the “Secured Parties” as defined in the Initial Second-Priority Collateral Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable First-Priority Documents and Second-Priority Documents) or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Obligations” means any principal, interest, fees, expenses and other obligations (including any interest, fees, expenses and other obligations accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness.

“Other First-Priority Agreement” means any credit agreement, indenture or other agreement, document or instrument (in each case, other than the First Lien Agreement), pursuant to which any Grantor has or will incur Other First-Priority Obligations.

“Other First-Priority Collateral Agent” means, with respect to any Series of Other First-Priority Obligations or any separate facility within such Series, any Other First-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other First-Priority Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other First-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other First-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Other First-Priority Document.

“Other First-Priority Obligations” means any indebtedness or Obligations (other than First Lien Agreement Obligations) of the Grantors that are to be secured with a Lien on the Collateral senior to the Liens securing the Initial Second-Priority Obligations and are designated by the Borrower as Other First-Priority Obligations hereunder; provided, however, that the requirements set forth in Section 8.21 shall have been satisfied.

“Other First-Priority Representative” means, with respect to any Series of Other First-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other First-Priority Secured Parties” means the “Secured Parties” as defined in the Other First-Priority Agreement and any other Persons holding Other First-Priority Obligations, including the Other First-Priority Representatives.

“Other Second-Priority Agreement” means any credit agreement, indenture or other agreement, document or instrument (in each case, other than the Initial Second-Priority Agreement), pursuant to which any Grantor has or will incur Other Second-Priority Obligations.

“Other Second-Priority Collateral Agent” means, with respect to any Series of Other Second-Priority Obligations or any separate facility within such Series, any Other Second-Priority Representative that acts in the capacity of a collateral agent with respect thereto.

“Other Second-Priority Documents” means each of the agreements, documents and instruments providing for, evidencing or securing any Other Second-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other Second-Priority Document at any time or otherwise evidencing or securing any indebtedness arising under any Second-Priority Obligations.

“Other Second-Priority Obligations” means any indebtedness or Obligations (other than the Initial Second-Priority Obligations) of the Grantors that are to be equally and ratably secured with the Initial Second-Priority Obligations and are designated by the Borrower as Other Second-Priority Obligations hereunder; provided, however, that the requirements set forth in Section 8.21 shall have been satisfied.

“Other Second-Priority Representative” means, with respect to any Series of Other Second-Priority Obligations or any separate facility within such Series, the Person elected, designated or appointed as the administrative agent, trustee or other representative of such Series or facility by or on behalf of the holders of such Series or facility, and its respective successors in substantially the same capacity as may from time to time be appointed.

“Other Second-Priority Secured Parties” means the “Secured Parties” as defined in the Other Second-Priority Agreement and any other Persons holding Other Second-Priority Obligations, including the Other Second-Priority Representatives.

“Person” or “person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Pledged Collateral” means the Common Collateral in the possession of the First-Priority Collateral Agent (or its agents or bailees), to the extent that possession thereof is necessary to perfect a Lien thereon under the UCC.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Lenders” means, with respect to any First-Priority Credit Document, those First-Priority Secured Parties the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such First-Priority Credit Document (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of such First-Priority Credit Document).

“Second-Priority Collateral” means all of the assets of any Grantor with respect to which a Lien is granted, or purported to be granted, as security for one or more Series of Second-Priority Obligations pursuant to any Second-Priority Collateral Document.

“Second-Priority Collateral Agent” means Alter Domus Products Corp., in its capacity as collateral agent for the Second-Priority Secured Parties, together with its successors and permitted assigns under the Second-Priority Documents exercising substantially the same rights and powers (or if there is more than one Second-Priority Notes Document, such agent or trustee as is designated “Second-Priority Collateral Agent” by the Second-Priority Secured Parties holding a majority in principal amount of the Second-Priority Obligations then outstanding); it being understood that as of the Closing Date, the Initial Second-Priority Collateral Agent shall be so designated Second-Priority Collateral Agent.

“Second-Priority Collateral Documents” means (a) the Initial Second-Priority Collateral Documents and (b) any documents now existing or entered into after the Closing Date that create Liens on any assets or properties of any Grantor to secure any Series of Other Second-Priority Obligations, including the other “Security Documents” (as defined in such Other Second-Priority Agreement) with respect to such Series of Other Second-Priority Obligations.

“Second-Priority Documents” means (a) the Initial Second-Priority Documents and (b) the Other Second-Priority Documents.

“Second-Priority Lien” means any Lien on any assets of the Borrower or any other Grantor securing any Series of Second-Priority Obligations.

“Second-Priority Notes Documents” means (a) the Initial Second-Priority Agreement and (b) any Other Second-Priority Agreements.

“Second-Priority Obligations” means (a) the Initial Second-Priority Obligations and (b) the Other Second-Priority Obligations.

“Second-Priority Representatives” means (a) in the case of the Initial Second-Priority Obligations, the Initial Second-Priority Agent and (b) in the case of any Series of Other Second-Priority Obligations or a separate facility within such series, the Other Second-Priority Representative with respect thereto.  The term “Second-Priority Representatives” shall include the Second-Priority Collateral Agent as the context requires.

“Second-Priority Secured Parties” means (a) the Initial Second-Priority Secured Parties and (b) the Other Second-Priority Secured Parties, including the Second-Priority Representatives.

“Secured Parties” means the First-Priority Secured Parties and the Second-Priority Secured Parties.

“Securities Account” shall have the meaning set forth in the UCC.

“Series” means (a) the First Lien Agreement Obligations and each series of Other First-Priority Obligations, each of which shall constitute a separate Series of First-Priority Obligations, except that to the extent that the First Lien Agreement Obligations and/or any one or more series of such Other First-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such First Lien Agreement Obligations and/or each such series of Other First-Priority Obligations shall collectively constitute a single Series and (b) the Initial Second-Priority Obligations and each series of Other Second-Priority Obligations, each of which shall constitute a separate Series of Second-Priority Obligations, except that to the extent that the Initial Second-Priority Obligations and/or any one or more series of such Other Second-Priority Obligations (i) are secured by identical collateral held by a common collateral agent and (ii) have their security interests documented by a single set of security documents, such Initial Second-Priority Obligations and/or each such series of Other Second-Priority Obligations shall collectively constitute a single Series.

“Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“U.S. Bank” shall have the meaning set forth in the preamble.

1.2         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference to a defined term in the First Lien Agreement, the First Lien Collateral Agreement, the Initial-Second Priority Agreement or the Initial Second-Priority Collateral Agreement shall include similar or equivalent defined terms in any document that refinances or replaces the First Lien Agreement, the First Lien Collateral Agreement, the Initial-Second Priority Agreement or the Initial Second-Priority Collateral Agreement, as applicable.

Section 2.          Lien Priorities.

2.1       Subordination of Liens.  Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second-Priority Secured Parties on the Common Collateral or of any Liens granted to the First-Priority Secured Parties on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Second-Priority Documents or the First-Priority Documents, the fact that any Liens granted to secure the Second-Priority Obligations or any Liens granted to secure any First-Priority Obligations may be subordinated, voided, avoided, invalidated or lapsed, or any other circumstance whatsoever, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any First-Priority Obligations now or hereafter held by or on behalf of any First-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second-Priority Obligations, (b) any Lien on the Common Collateral securing any Second-Priority Obligations now or hereafter held by or on behalf of any Second-Priority Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Priority Obligations and (c) with respect to any Second-Priority Obligations (and as among the Second-Priority Secured Parties), the Liens on the Common Collateral securing any Second-Priority Obligations now or hereafter held by or on behalf of any Second-Priority Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall rank equally and ratably in all respects, subject to the terms of the Second-Priority Documents.  All Liens on the Common Collateral securing any First-Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second-Priority Obligations for all purposes, whether or not such Liens securing any First-Priority Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

2.2       Prohibition on Contesting Liens.  Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, and each First-Priority Representative, for itself and on behalf of each applicable First-Priority Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, allowability, perfection, priority or enforceability of (a) a Lien securing, or claim asserted with respect to, any First-Priority Obligations held (or purported to be held) by or on behalf of any of the First-Priority Secured Parties or any agent or trustee therefor in any First-Priority Collateral or Common Collateral or under the First-Priority Collateral Documents or (b) a Lien securing, or claim asserted with respect to, any Second-Priority Obligations held (or purported to be held) by or on behalf of any Second-Priority Secured Party in the Common Collateral or under the Second-Priority Collateral Documents, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of any First-Priority Secured Party or any agent or trustee therefor to enforce this Agreement (including the priority of the Liens securing the First-Priority Obligations as provided in Section 2.1) or any of the First-Priority Documents.

2.3        No New Liens.  So long as the Discharge of First-Priority Obligations has not occurred, the parties hereto agree that, after the Closing Date, if any Second-Priority Representative shall hold any Lien on any assets of the Borrower or any other Grantor securing any Second-Priority Obligations that are not also subject to the first-priority Lien in respect of the First-Priority Obligations under the First-Priority Documents, such Second-Priority Representative shall notify the First-Priority Collateral Agent promptly upon becoming aware thereof and, upon demand by the First-Priority Collateral Agent or the Borrower, will either (i) release such Lien or (ii) assign such Lien to the First-Priority Collateral Agent (and/or its designee) as security for the applicable First-Priority Obligations (and, in the case of an assignment, each Second-Priority Representative may retain a junior lien on such assets subject to the terms hereof).  To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Priority Representatives and/or the First-Priority Secured Parties, each Second-Priority Representative, on behalf of itself and the applicable Second-Priority Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.  Each Second-Priority Representative agrees that, after the Closing Date, if it shall hold any Lien on any assets of the Borrower or any other Grantor securing any Second-Priority Obligations that are not also subject to the Lien in favor of each other Second-Priority Representative, such Second-Priority Representative shall notify any other Second-Priority Representative promptly upon becoming aware thereof.

2.4        Perfection of Liens.  None of the First-Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Priority Secured Parties.  The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First-Priority Secured Parties and the Second-Priority Secured Parties and shall not impose on the First-Priority Secured Parties or the Second-Priority Secured Parties or, in each case, any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5        Certain Cash Collateral.  Notwithstanding anything in this Agreement or any First-Priority Documents or Second-Priority Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure First-Priority Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the First-Priority Collateral Agent pursuant to the First-Priority Documents shall be applied as specified in the First-Priority Documents and will not constitute Common Collateral.

2.6        Nature of First-Priority Obligations.  The Second-Priority Collateral Agent, on behalf of itself and each other Second-Priority Secured Party, acknowledges that (a) a portion of the First-Priority Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the First-Priority Documents and the First-Priority Obligations, or a portion thereof, may be refinanced at any time or from time to time and (c) the aggregate amount of the First-Priority Obligations may be increased, in each case, without notice to or consent by the Second-Priority Collateral Agent or the Second-Priority Secured Parties and without affecting the provisions hereof.  The Lien priorities provided for in Section 2.1 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any refinancing of either the First-Priority Obligations or the Second-Priority Obligations, or any portion thereof.  As between the Grantors and the Second-Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Grantors contained in any Second-Priority Document.

Section 3.          Enforcement.

3.1         Exercise of Remedies.

(a)      So long as the Discharge of First-Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) no Second-Priority Representative or any Second-Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Common Collateral in respect of any applicable Second-Priority Obligations or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Common Collateral by the First-Priority Collateral Agent or any First-Priority Secured Party in respect of the First-Priority Obligations, the exercise of any right by the First-Priority Collateral Agent or any First-Priority Secured Party (or any agent or sub-agent on their behalf) in respect of the First-Priority Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second-Priority Representative or any Second-Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral under the First-Priority Documents or otherwise in respect of First-Priority Obligations, or (z) object to the forbearance by the First-Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral in respect of First-Priority Obligations and (ii) except as otherwise provided herein, the First-Priority Collateral Agent and the First-Priority Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second-Priority Representative or any Second-Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Second-Priority Representative may file a claim or statement of interest with respect to the applicable Second-Priority Obligations, in a manner and to the extent not inconsistent with the provisions hereof, and (B) each Second-Priority Representative may take any action (not adverse to the prior Liens on the Common Collateral securing the First-Priority Obligations, or the rights of the First-Priority Collateral Agent or the First-Priority Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral.  In exercising rights and remedies with respect to the First-Priority Collateral, the First-Priority Secured Parties may enforce the provisions of the First-Priority Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the UCC or other applicable law of any applicable jurisdiction and of a secured creditor under Bankruptcy Law of any applicable jurisdiction.

(b)       So long as the Discharge of First-Priority Obligations has not occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will not take or receive any Common Collateral or any proceeds of Common Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral in respect of the applicable Second-Priority Obligations.  Without limiting the generality of the foregoing, unless and until the Discharge of First-Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a), the sole right of the Second-Priority Representatives and the Second-Priority Secured Parties with respect to the Common Collateral is to hold a Lien on the Common Collateral in respect of the applicable Second-Priority Obligations pursuant to the Second-Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Priority Obligations has occurred.

(c)       Subject to the proviso in clause (ii) of Section 3.1(a), (i) each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, agrees that no Second-Priority Representative or Second-Priority Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the First-Priority Collateral Agent or the First-Priority Secured Parties with respect to the Common Collateral under the First-Priority Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise, and (ii) each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby waives any and all rights it or any Second-Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Priority Collateral Agent or the First-Priority Secured Parties seek to enforce or collect the First-Priority Obligations or the Liens granted in any of the First-Priority Collateral, regardless of whether any action or failure to act by or on behalf of the First-Priority Collateral Agent or First-Priority Secured Parties is adverse to the interests of the Second-Priority Secured Parties.

(d)      Each Second-Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second-Priority Document shall be deemed to restrict in any way the rights and remedies of the First-Priority Collateral Agent or the First-Priority Secured Parties with respect to the First-Priority Collateral as set forth in this Agreement and the First-Priority Documents.

3.2        Cooperation.  Subject to the proviso in clause (ii) of Section 3.1(a), each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that, unless and until the Discharge of First-Priority Obligations has occurred, it will not commence, or join with any Person (other than the First-Priority Secured Parties and the First-Priority Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral under any of the applicable Second-Priority Documents or otherwise in respect of the applicable Second-Priority Obligations.

3.3        Second-Priority Collateral Agent and Second-Priority Secured Parties Waiver.  The Second-Priority Collateral Agent and the Second-Priority Secured Parties hereby waive any claim they may now or hereafter have against the First-Priority Collateral Agent or any First-Priority Secured Parties arising out of (i) any actions which the First-Priority Collateral Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Common Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Common Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents or any other agreement related thereto, or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by the First-Priority Collateral Agent (or any of its agents), in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code (or any similar provision of any other applicable Bankruptcy Law), or (iii) subject to Section 6, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code (or any similar provision of any other applicable Bankruptcy Law) by, the Borrower or any of its Subsidiaries, as debtor-in-possession.

Section 4.          Payments.

4.1         Application of Proceeds.  After an Event of Default under (and as defined in) any First-Priority Documents has occurred with respect to which the First-Priority Collateral Agent has provided written notice to each Second-Priority Representative, and until such event of default is cured or waived, so long as the Discharge of First-Priority Obligations has not occurred, the Common Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral upon the exercise of remedies, shall be applied by the First-Priority Collateral Agent to the First-Priority Obligations in such order as specified in the relevant First-Priority Documents until the Discharge of First-Priority Obligations has occurred.  Upon the Discharge of First-Priority Obligations, the First-Priority Collateral Agent shall deliver promptly to the Second-Priority Collateral Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second-Priority Collateral Agent ratably to the Second-Priority Obligations and, with respect to each class of Second-Priority Obligations, in such order as specified in the relevant Second-Priority Documents.

4.2        Payments Over.  Any Common Collateral or proceeds thereof received by any Second-Priority Representative or any Second-Priority Secured Party in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the First-Priority Collateral Agent (and/or its designees) for the benefit of the applicable First-Priority Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  The First-Priority Collateral Agent is hereby authorized to make any such endorsements as agent for any Second-Priority Representative or any such Second-Priority Secured Party.  This authorization is coupled with an interest and is irrevocable.

Section 5.          Other Agreements.

5.1         Releases.

(a)       If, at any time, any Grantor, the First-Priority Collateral Agent or the holder of any First-Priority Obligation delivers notice to each Second-Priority Representative that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) is sold, transferred or otherwise disposed of (x) by the owner of such Common Collateral in a transaction not prohibited by any First-Priority Credit Document or any Second-Priority Notes Document, (y) by way of enforcement by any First-Priority Secured Party under any applicable law, or (z) during the existence of any Event of Default under (and as defined in) the First Lien Agreement or any other First-Priority Credit Document to the extent the First-Priority Collateral Agent is exercising remedies or has consented to such sale, transfer or disposition, including a sale pursuant to Section 363 of the Bankruptcy Code, the entry of an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code, or in connection with the confirmation of a plan of reorganization in any Insolvency Proceeding, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second-Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing First-Priority Obligations are released and discharged.  Upon delivery to each Second-Priority Representative of a notice from the First-Priority Collateral Agent or the Borrower stating that any release of Liens securing or supporting the First-Priority Obligations has become effective (or shall become effective upon each First-Priority Representative’s release), whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, each Second-Priority Representative will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms.  In the case of the sale of all or substantially all of the equity interests of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of First-Priority Obligations is released and discharged.

(b)     Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby irrevocably constitutes and appoints (which appointment is coupled with an interest and is irrevocable) the First-Priority Collateral Agent and any officer or agent of the First-Priority Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second-Priority Representative or such Second-Priority Secured Party or in the First-Priority Collateral Agent’s own name, from time to time in the First-Priority Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c)       Unless and until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby consents to the application, whether prior to or after a default, of Deposit Account Collateral or proceeds of Common Collateral to the repayment of First-Priority Obligations pursuant to the First-Priority Documents; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second-Priority Representatives or the Second-Priority Secured Parties to receive proceeds in connection with the Second-Priority Obligations not otherwise in contravention of this Agreement.

5.2        Insurance.  Unless and until the Discharge of First-Priority Obligations has occurred, the First-Priority Collateral Agent and the First-Priority Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Priority Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.  All proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid, subject to the rights of the Grantors under the First-Priority Documents and the Second-Priority Documents, (a) first, prior to the occurrence of the Discharge of First-Priority Obligations, to the First-Priority Collateral Agent for the benefit of First-Priority Secured Parties pursuant to the terms of the First-Priority Documents, (b) second, after the occurrence of the Discharge of First-Priority Obligations, to the Second-Priority Collateral Agent for the benefit of the Second-Priority Secured Parties pursuant to the terms of the applicable Second-Priority Documents and (c) third, if no Second-Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  If any Second-Priority Representative or any Second-Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Priority Collateral Agent in accordance with the terms of Section 4.2.

5.3         Amendments to Second-Priority Collateral Documents.

(a)       Without the prior written consent of the First-Priority Collateral Agent and the Required Lenders, no Second-Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second-Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement.  Unless otherwise agreed to by the First-Priority Collateral Agent, each Second-Priority Representative agrees that each applicable Second-Priority Collateral Document shall include language substantially the same as the following paragraph (or language to similar effect approved by the First-Priority Collateral Agent, such approval not to be unreasonably withheld):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [insert the relevant Second-Priority Representative] for the benefit of the [Secured Parties] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to (a) Apollo Administrative Agency LLC, as collateral agent (and its permitted successors), pursuant to that certain Amended and Restated First Lien Credit Agreement, dated as of October 15, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among Gannett Holdings LLC, a Delaware limited liability company, Gannett Co., Inc., a Delaware corporation, certain of its subsidiaries, Apollo Global Funding LLC, as co-manager, and Apollo Administrative Agency LLC, as administrative agent and collateral agent, or (b) any agent or trustee for any Other First-Priority Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement referred to below) and (ii) the exercise of any right or remedy by the [insert the relevant Second-Priority Representative] hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Common Collateral (as defined in the First Lien/Second Lien Intercreditor Agreement) is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement dated as of October 15, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), by and among Apollo Administrative Agency LLC, in its capacity as the First Lien Agreement Agent, Apollo Administrative Agency LLC, in its capacity as the First Lien Agreement Collateral Agent, U.S. Bank Trust Company, National Association, in its capacity as the Initial Other First-Priority Agent, U.S. Bank Trust Company, National Association, in its capacity as the Initial Other First-Priority Collateral Agent, U.S. Bank Trust Company, National Association, in its capacity as the Initial Second-Priority Agent, and Alter Domus Products Corp., in its capacity as the Initial Second-Priority Collateral Agent.  In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.”

(b)      In the event that the First-Priority Collateral Agent or the First-Priority Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First-Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Priority Collateral Document or changing in any manner the rights of the First-Priority Collateral Agent, the First-Priority Secured Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in First-Priority Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second-Priority Collateral Document without the consent of any Second-Priority Representative or any Second-Priority Secured Party and without any action by any Second-Priority Representative, Second-Priority Secured Party, the Borrower or any other Grantor; provided, however, that (A) such amendment, waiver or consent does not materially adversely affect the rights of the Second-Priority Secured Parties or the interests of the Second-Priority Secured Parties in the Second-Priority Collateral and not the First-Priority Collateral Agent or the First-Priority Secured Parties, as the case may be, that have a security interest in the affected collateral in a like or similar manner (other than by virtue of their relative priorities and rights and obligations hereunder), and (B) written notice of such amendment, waiver or consent shall have been given to each Second-Priority Representative.

5.4        Rights as Unsecured Creditors.  The Second-Priority Representatives and the Second-Priority Secured Parties may exercise rights and remedies as an unsecured creditor against the Borrower, or any other Subsidiary of Holdings that has guaranteed the Second-Priority Obligations in accordance with the terms of the applicable Second-Priority Documents and applicable law, in each case to the extent not inconsistent with or prohibited by the provisions of this Agreement.  Nothing in this Agreement shall prohibit the receipt by any Second-Priority Representative or any Second-Priority Secured Party of the required payments of interest and principal in respect of the Second-Priority Obligations so long as such receipt is not the direct or indirect result of the exercise by any Second-Priority Representative or any Second-Priority Secured Party of rights or remedies in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of Second-Priority Obligations held by any of them.  In the event any Second-Priority Representative or any Second-Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Priority Obligations, such judgment lien shall be subordinated to the Liens securing First-Priority Obligations on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to such Liens securing First-Priority Obligations under this Agreement.  Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Priority Collateral Agent or the First-Priority Secured Parties may have with respect to the First-Priority Collateral.

5.5         First-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)       The First-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(b)       The First-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the First-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c)      In the event that the First-Priority Collateral Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Initial Second-Priority Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second-Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(d)     Except as otherwise specifically provided herein (including in Sections 3.1 and 4.1), until the Discharge of First-Priority Obligations has occurred, the First-Priority Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First-Priority Documents as if the Liens under the Second-Priority Collateral Documents did not exist.  The rights of the Second-Priority Representatives and the Second-Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(e)      The First-Priority Collateral Agent shall have no obligation whatsoever to any Second-Priority Representative or any Second-Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5.  The duties or responsibilities of the First-Priority Collateral Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each Second-Priority Representative for purposes of perfecting the Lien held by the Second-Priority Secured Parties.

(f)       The First-Priority Collateral Agent shall not have, by reason of the Second-Priority Collateral Documents or this Agreement or any other document, a fiduciary relationship in respect of any Second-Priority Representative or any Second-Priority Secured Party and the Second-Priority Representatives and the Second-Priority Secured Parties hereby waive and release the First-Priority Collateral Agent from all claims and liabilities arising pursuant to the First-Priority Collateral Agent’s role under this Section 5.5, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(g)     Upon the Discharge of First-Priority Obligations, the First-Priority Collateral Agent shall deliver to the Second-Priority Collateral Agent, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) that is part of the Common Collateral together with any necessary endorsements (or otherwise allow the Second-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct.  The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First-Priority Collateral Agent for any loss or damage suffered by the First-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the First-Priority Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith as determined by a final non-appealable judgment of a court of competent jurisdiction.  The First-Priority Collateral has no obligation to follow instructions from any Second-Priority Representative in contravention of this Agreement.

(h)      Neither the First-Priority Collateral Agent nor the First-Priority Secured Parties shall be required to marshal any present or future collateral security for the Borrower’s or any other Grantor’s obligations to the First-Priority Collateral Agent or the First-Priority Secured Parties under the First-Priority Credit Documents or the First-Priority Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising

(i)       The agreement of the First-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.5 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

5.6         Second-Priority Collateral Agent as Gratuitous Bailee/Agent for Perfection.

(a)       Upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit of the other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(b)       Upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold the Deposit Account Collateral (if any) that is part of the Common Collateral and controlled by the Second-Priority Collateral Agent as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(c)       In the event that the Second-Priority Collateral Agent (or its agent or bailees) has Lien filings against Intellectual Property (as defined in the Initial Second-Priority Collateral Agreement) that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of First-Priority Obligations, the Second-Priority Collateral Agent agrees to hold such Liens as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second-Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(d)       The Second-Priority Collateral Agent, in its capacity as gratuitous bailee and/or gratuitous agent, shall have no obligation whatsoever to the other Second-Priority Representatives to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6.  The duties or responsibilities of the Second-Priority Collateral Agent under this Section 5.6 upon the Discharge of First-Priority Obligations shall be limited solely to holding the Pledged Collateral as gratuitous bailee and/or gratuitous agent for the benefit of other Second-Priority Representatives for purposes of perfecting the Lien held by the applicable Second-Priority Secured Parties.

(e)        The Second-Priority Collateral Agent shall not have, by reason of the Second-Priority Collateral Documents or this Agreement or any other document, a fiduciary relationship in respect of the other Second-Priority Representatives (or the Second-Priority Secured Parties for which such other Second-Priority Representatives are agent) and the other Second-Priority Representatives hereby waive and release the Second-Priority Collateral Agent from all claims and liabilities arising pursuant to the Second-Priority Collateral Agent’s role under this Section 5.6, as gratuitous bailee and/or gratuitous agent with respect to the Common Collateral.

(f)      In the event that the Second-Priority Collateral Agent shall cease to be so designated the Second-Priority Collateral Agent pursuant to the definition of such term, the then Second-Priority Collateral Agent shall deliver to the successor Second-Priority Collateral Agent, to the extent that it is legally permitted to do so, the Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the successor Second-Priority Collateral Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second-Priority Collateral Agent shall perform all duties of the Second-Priority Collateral Agent as set forth herein.  The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Second-Priority Collateral Agent for any loss or damage suffered by the Second-Priority Collateral Agent as a result of such transfer except for any loss or damage suffered by the Second-Priority Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.  The Second-Priority Collateral Agent has no obligation to follow instructions from the successor Second-Priority Collateral Agent in contravention of this Agreement

(g)      The agreement of the Second-Priority Collateral Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 5.6 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

5.7         When Discharge of First-Priority Obligations Deemed to Not Have Occurred.  If, at any time concurrently with or after the Discharge of First-Priority Obligations has occurred, the Borrower incurs and designates any First-Priority Obligations, then such Discharge of First-Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of First-Priority Obligations), and the applicable agreement governing such First-Priority Obligations shall automatically be treated as a First-Priority Credit Document (and, upon designation by the Borrower thereof, the “First Lien Agreement” hereunder) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the First-Priority Collateral Agent of amendments, waivers and consents hereunder.  Upon receipt of notice of such designation (including the identity of the new First-Priority Collateral Agent), each Second-Priority Representative shall promptly (i) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrower or such new First-Priority Collateral Agent shall reasonably request in writing in order to provide the new First-Priority Representative the rights of the First-Priority Collateral Agent contemplated hereby and (ii) to the extent then held by any Second-Priority Representative, deliver to the First-Priority Collateral Agent the Pledged Collateral that is Common Collateral together with any necessary endorsements (or otherwise allow such First-Priority Collateral Agent to obtain possession or control of such Pledged Collateral).

5.8         No Release if Event of Default.  Notwithstanding any other provisions contained in this Agreement, if an Event of Default (as defined in the Initial Second-Priority Agreement or any other Second-Priority Document, as applicable) exists on the date on which all First-Priority Obligations are repaid in full and terminated (including all commitments and letters of credit thereunder) resulting in a Discharge of First-Priority Obligations, the Second-Priority Liens on the Second-Priority Collateral securing the Second-Priority Obligations relating to such Event of Default will not be released, except to the extent such Second-Priority Collateral or any portion thereof was disposed of in order to repay the First-Priority Obligations secured by such Second-Priority Collateral, and thereafter the Second-Priority Collateral Agent will have the right to foreclose upon such Second-Priority Collateral (but in any such event, the Liens on such Second-Priority Collateral securing the applicable Second-Priority Obligations will be released when such Event of Default and all other Events of Default under the Initial Second-Priority Agreement or any other Second-Priority Document, as applicable, cease to exist).

Section 6.          Insolvency or Liquidation Proceedings.

6.1       Financing Issues.  If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Priority Collateral Agent shall desire to permit the use, sale or lease of cash collateral or to permit the Borrower or any other Grantor to obtain financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any other applicable Bankruptcy Law (“DIP Financing”), then each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that it will raise no objection to (and will not otherwise contest), and will be deemed to have consented to, such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by (I) the proviso in clause (ii) of Section 3.1(a) and (II) Section 6.3) and, to the extent the Liens securing the First-Priority Obligations under the First-Priority Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to (x) such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to Liens securing First-Priority Obligations under this Agreement, (y) any adequate protection Liens granted to the First-Priority Secured Parties, and (z) any “carve-out” for professional and United States Trustee fees agreed to by the First-Priority Collateral Agent.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, further agrees that it will raise no objection to (and will not otherwise contest), and will be deemed to have consented to (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Priority Obligations made by the First-Priority Collateral Agent or any holder of First-Priority Obligations, (b) any lawful exercise by any holder of First-Priority Obligations of the right to credit bid First-Priority Obligations at any sale in foreclosure of First-Priority Collateral or otherwise under Section 363(k) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, (c) any other request for judicial relief made in any court by any holder of First-Priority Obligations relating to the lawful enforcement of any Lien on First-Priority Collateral or (d) any order relating to a sale of assets of any Grantor, for which the First-Priority Collateral Agent has consented, that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Priority Obligations and the Second-Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing the First-Priority Collateral rank to the Liens securing the Second-Priority Collateral in accordance with this Agreement.

6.2        Relief from the Automatic Stay.  Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral, without the prior written consent of the First-Priority Collateral Agent and the Required Lenders.

6.3         Adequate Protection.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First-Priority Collateral Agent or the First-Priority Secured Parties for adequate protection or (b) any objection by the First-Priority Collateral Agent or the First-Priority Secured Parties to any motion, relief, action or proceeding based on the First-Priority Collateral Agent or the First-Priority Secured Parties claiming a lack of adequate protection.  Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the First-Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, then each Second-Priority Representative, on behalf of itself and any applicable Second-Priority Secured Party, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien is subordinated to the Liens securing and providing adequate protection for the First-Priority Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to the Liens securing First-Priority Obligations under this Agreement and (ii) in the event any Second-Priority Representative, on behalf of itself or any applicable Second-Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of a Lien on additional collateral, then such Second-Priority Representative, on behalf of itself or each such Second-Priority Secured Party, agrees that the First-Priority Representatives shall also be granted a senior Lien on such additional collateral as security and adequate protection for the applicable First-Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing or providing adequate protection for the Second-Priority Obligations shall be subordinated to the Liens on such collateral securing the First-Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First-Priority Secured Parties as adequate protection on the same basis as the other Liens securing the Second-Priority Obligations are so subordinated to such Liens securing First-Priority Obligations under this Agreement.  Without limiting the generality of the foregoing, to the extent that the First Lien Agreement Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Applicable Second Lien Agent and the Second-Priority Secured Parties shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the First Lien Agreement Secured Parties to object thereto.

6.4        Preference Issues.  If any First-Priority Secured Party is required, in any Insolvency or Liquidation Proceeding or otherwise, to turn over or otherwise pay an amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the First-Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First-Priority Secured Parties shall remain entitled to a Discharge of First-Priority Obligations with respect to all such recovered amounts and shall have all rights hereunder until such time.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5         Application.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding.  All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession.  The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

6.6         506(c) Claims.  Until the Discharge of First-Priority Obligations has occurred, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First-Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral.

6.7         Reorganization Securities.  If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan on account of both the First-Priority Obligations and the Second-Priority Obligations, then, to the extent that the debt obligations distributed on account of the First-Priority Obligations and on account of the Second-Priority Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.8        Voting.  Without the prior written consent of the First-Priority Representatives, neither the Second-Priority Collateral Agent nor any other Second-Priority Secured Party may propose, support or vote in favor of any plan of reorganization or similar dispositive restructuring plan that is inconsistent with the terms of this Agreement unless such plan (a) pays off, in cash in full, all First-Priority Obligations, (b) is accepted by the class of holders of First-Priority Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) and (c) otherwise provides the holders of First-Priority Obligations with the value of the Common Collateral in cash or otherwise, prior to any payment or distribution on account of the Second-Priority Obligations, subject to Section 6.7 hereof.

6.9         Post-Petition Interest.

(a)       None of the Second-Priority Representatives or any other Second-Priority Secured Party shall oppose or seek to challenge any claim by any First-Priority Representative or any other First-Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of First-Priority Obligations consisting of post-petition interest, fees or expenses under Section 506(b) of the Bankruptcy Code or otherwise.

(b)       None of the First-Priority Representatives or any other First-Priority Secured Party shall oppose or seek to challenge any claim by any Second-Priority Representative or any other Second-Priority Secured Party for allowance in any Insolvency or Liquidation Proceeding of Second-Priority Obligations consisting of post-petition interest, fees or expenses under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Second-Priority Representative on behalf of the Second-Priority Secured Parties on the Common Collateral (after taking into account the First-Priority Obligations).

6.10     Separate Grants of Security and Separate Classifications.  Each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, acknowledges and agrees that (a) the grants of Liens pursuant to the First-Priority Collateral Documents and the Second-Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Second-Priority Obligations are fundamentally different from the First-Priority Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in any Insolvency or Liquidation Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First-Priority Secured Parties and the Second-Priority Secured Parties in respect of the Common Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby acknowledges and agrees that all distributions from the Common Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second-Priority Secured Parties), the First-Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees and expenses, and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made from the Common Collateral in respect of the Second-Priority Obligations, with each Second-Priority Representative, for itself and on behalf of each applicable Second-Priority Secured Party, hereby acknowledging and agreeing to turn over to the First-Priority Collateral Agent amounts otherwise received or receivable by them from the Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second-Priority Secured Parties.

Section 7.          Reliance; Waivers; etc.

7.1        Reliance.  The consent by the First-Priority Secured Parties to the execution and delivery of the First-Priority Documents to which the First-Priority Secured Parties have consented, and all loans and other extensions of credit made or deemed made on and after the Closing Date by the First-Priority Secured Parties to the Borrower, shall be deemed to have been given and made in reliance upon this Agreement.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges that it and the applicable Second-Priority Secured Parties have, independently and without reliance on the First-Priority Collateral Agent or any First-Priority Secured Party, and based on documents and information deemed appropriate by them, made their own credit analysis and decision to enter into the applicable Second-Priority Documents, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the applicable Second-Priority Documents or this Agreement.

7.2         No Warranties or Liability.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, acknowledges and agrees that neither the First-Priority Collateral Agent nor any First-Priority Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First-Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon.  The First-Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First-Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First-Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second-Priority Representative or any of the Second-Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement.  Neither the First-Priority Collateral Agent nor any First-Priority Secured Party shall have any duty to any Second-Priority Representative or any Second-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor or any Subsidiary thereof (including the Second-Priority Documents), regardless of any knowledge thereof that they may have or be charged with.  Except as expressly set forth in this Agreement, the First-Priority Collateral Agent, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First-Priority Obligations, Second-Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Borrower’s or any other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3         Obligations Unconditional.  All rights, interests, agreements and obligations of the First-Priority Collateral Agent and the First-Priority Secured Parties, and the Second-Priority Representatives and the Second-Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any First-Priority Documents or any Second-Priority Documents;

(b)       any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Priority Obligations or Second-Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Agreement or any other First-Priority Document or of the terms of the Initial Second-Priority Agreement or any other Second-Priority Document;

(c)      any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Priority Obligations or Second-Priority Obligations or any guarantee thereof;

(d)       the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First-Priority Obligations, or of any Second-Priority Representative or any Second-Priority Secured Party in respect of this Agreement.

Section 8.          Miscellaneous.

8.1         Conflicts.  Subject to Section 8.19, in the event of any conflict between the terms of this Agreement and the terms of any First-Priority Document or any Second-Priority Document, the terms of this Agreement shall govern.

8.2       Continuing Nature of this Agreement; Severability.  Subject to Section 5.7 and Section 6.4, this Agreement shall continue to be effective until the Discharge of First-Priority Obligations shall have occurred or such later time as all the Obligations in respect of the Second-Priority Obligations shall have been paid in full.  This is a continuing agreement of lien subordination and the First-Priority Secured Parties may continue, at any time and without notice to each Second-Priority Representative or any Second-Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First-Priority Obligations in reliance hereon.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3         Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each Second-Priority Representative (or its authorized agent), each First-Priority Representative (or its authorized agent) and, solely to the extent that its rights are adversely affected thereby, the Borrower and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Notwithstanding anything to the contrary in this Section 8.3, this Agreement may be amended from time to time at the request of the Borrower, at the Borrower’s expense, and without the consent of any First-Priority Representative, any Second-Priority Representative, any First-Priority Secured Party or any Second-Priority Secured Party to (i) add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) and Other Second-Priority Obligations (or any agent or trustee therefor) in each case to the extent such Obligations are not prohibited by any First-Priority Credit Document or any Second-Priority Notes Document, (ii) in the case of Other Second-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other Second-Priority Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second-Priority Obligations (subject to the terms of the Second-Priority Documents), and (b) provide to the holders of such Other Second-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the First-Priority Collateral Agent) as are provided to the holders of Second-Priority Obligations under this Agreement (subject to the terms of the Second-Priority Documents), and (iii) in the case of Other First-Priority Obligations, (a) establish that the Lien on the Common Collateral securing such Other First-Priority Obligations shall be superior in all respects to all Liens on the Common Collateral securing any Second-Priority Obligations and shall share in the benefits of the Common Collateral equally and ratably with (or with such other priority not prohibited by the First Priority Documents) all Liens on the Common Collateral securing any First-Priority Obligations (subject to the terms of the First-Priority Documents), and (b) provide to the holders of such Other First-Priority Obligations (or any agent or trustee thereof) the comparable rights and benefits as are provided to the holders of First-Priority Obligations under this Agreement (subject to the terms of the First-Priority Documents), in each case so long as such modifications are not prohibited by any First-Priority Credit Document or any Second-Priority Notes Document. Any such additional party and each Representative shall be entitled to rely on the determination of an officer of the Borrower or Holdings that such modifications are not prohibited by any First-Priority Credit Document or any Second-Priority Notes Document if such determination is set forth in an officer’s certificate delivered to such party, the First-Priority Collateral Agent and each Second-Priority Representative.  At the request (and sole expense) of the Borrower, without the consent of any First-Priority Secured Party or Second-Priority Secured Party, (i) each of the First-Priority Collateral Agent, the Second-Priority Collateral Agent and each other First-Priority Representative and Second-Priority Representative shall execute and deliver an acknowledgment and confirmation of such permitted modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such permitted modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) each First-Priority Representative and Second-Priority Representative shall deliver any instruction or direction required by the First-Priority Collateral Agent pursuant to this Agreement.

8.4        Information Concerning Financial Condition of Holdings and the Subsidiaries.  The First-Priority Collateral Agent, the First-Priority Secured Parties, each Second-Priority Representative and the Second-Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the First-Priority Obligations or the Second-Priority Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Priority Obligations or the Second-Priority Obligations.  The First-Priority Collateral Agent, the First-Priority Secured Parties, each Second-Priority Representative and the Second-Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event that the First-Priority Collateral Agent, any First-Priority Secured Party, any Second-Priority Representative or any Second-Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First-Priority Collateral Agent, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to keep confidential or is otherwise required to keep confidential.

8.5       Subrogation.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Priority Obligations has occurred.

8.6       Application of Payments.  Except as otherwise provided herein, all payments received by the First-Priority Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Priority Obligations as the First-Priority Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Priority Documents.  Except as otherwise provided herein, each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, assents to any extension or postponement of the time of payment of the First-Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7       Consent to Jurisdiction; Waivers.  The parties hereto irrevocably and unconditionally agree that they will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the First-Priority Secured Parties or the First Lien Agreement Agent, or any affiliate of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.  The parties hereto consent to the jurisdiction of any state or federal court located in New York County, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party.  Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid.  The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

8.8       Notices.  All notices to the First-Priority Secured Parties and the Second-Priority Secured Parties permitted or required under this Agreement may be sent to the First-Priority Collateral Agent, the Initial Second-Priority Collateral Agent, or any other First-Priority Representative or Second-Priority Representative as provided in the First Lien Agreement, the Initial Second-Priority Agreement, the relevant First-Priority Document or the relevant Second-Priority Document, as applicable.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.  Each First-Priority Representative hereby agrees to promptly notify each Second-Priority Representative upon payment in full in cash of all indebtedness under the applicable First-Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9        Further Assurances.  Each of the Second-Priority Representatives, on behalf of itself and each applicable Second-Priority Secured Party, and each of the First-Priority Representatives, on behalf of itself and each applicable First-Priority Secured Party, agrees that each of them shall take such further action and shall execute and/or deliver to the First-Priority Collateral Agent and the First-Priority Secured Parties such additional instructions, directions, documents and instruments (in recordable form, if requested) as the First-Priority Collateral Agent or the First-Priority Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10      Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

8.11       Binding on Successors and Assigns.  This Agreement shall be binding upon the First-Priority Collateral Agent, the other First-Priority Representatives, the First-Priority Secured Parties, the Second-Priority Representatives and the Second-Priority Secured Parties and their respective permitted successors and assigns.

8.12       Specific Performance.  The First-Priority Collateral Agent may demand specific performance of this Agreement.  Each Second-Priority Representative, on behalf of itself and each applicable Second-Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Priority Collateral Agent.

8.13     Section Titles.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14       Counterparts.  This Agreement may be executed in one or more counterparts, including by means of facsimile or in portable document format (pdf), each of which shall be an original and all of which shall together constitute one and the same document.

8.15       Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.  Each First-Priority Representative represents and warrants that this Agreement is binding upon the applicable First-Priority Secured Parties for which such First-Priority Representative is acting.  Each Second-Priority Representative represents and warrants that this Agreement is binding upon the applicable Second-Priority Secured Parties for which such Second-Priority Representative is acting.

8.16       No Third Party Beneficiaries; Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of First-Priority Obligations and Second-Priority Obligations.

8.17      Effectiveness.  This Agreement shall become effective when executed and delivered by the parties hereto.  This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding.  All references to the Borrower or any other Grantor shall include the Borrower or any such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any such other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18      First-Priority Representatives and Second-Priority Representatives.  It is understood and agreed that (a) Apollo Admin Agent is entering into this Agreement in its capacity as collateral agent under the First Lien Agreement and the provisions of Article X of the First Lien Agreement shall also apply to Apollo Admin Agent as First-Priority Collateral Agent hereunder, (b) U.S. Bank is entering into this Agreement in its capacity as Initial Other First-Priority Collateral Agent under the Initial Other First-Priority Agreement, and the provisions of Article 13 of the Initial Other First-Priority Agreement applicable to the Initial Other First-Priority Collateral Agent thereunder shall also apply to it as Initial Other First-Priority Collateral Agent hereunder  and (c) Alter Domus is entering into this Agreement in its capacity as Initial Second-Priority Collateral Agent under the Initial Second-Priority Agreement, and the provisions of Article 17 of the Initial Second-Priority Agreement applicable to the Initial Second-Priority Collateral Agent thereunder shall also apply to it as Second-Priority Collateral Agent and Initial Second-Priority Collateral Agent hereunder.

8.19      Relative Rights.  Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.1 and 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the First Lien Agreement, the Initial Second-Priority Agreement or any other First-Priority Document or Second-Priority Document entered into in connection with the First Lien Agreement, the Initial Second-Priority Agreement or any other First-Priority Document or Second-Priority Document or permit the Borrower or any Subsidiary of the Borrower to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the First Lien Agreement, the Initial Second-Priority Agreement or any other First-Priority Document or Second-Priority Document entered into in connection with the First Lien Agreement, the Initial Second-Priority Agreement or any other First-Priority Document or Second-Priority Notes Document, (b) change the relative priorities of the First-Priority Obligations or the Liens granted under the First-Priority Documents on the Common Collateral (or any other assets) as among the First-Priority Secured Parties, (c) otherwise change the relative rights of the First-Priority Secured Parties in respect of the Common Collateral as among such First-Priority Secured Parties or (d) obligate the Borrower or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the First Lien Agreement, the Initial Second-Priority Agreement or any other First-Priority Document or Second-Priority Document entered into in connection with the First Lien Agreement, the Initial Second-Priority Agreement or any other First-Priority Document or Second-Priority Document.

8.20     Second-Priority Collateral Agent.  The Second-Priority Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the Initial Second-Priority Agreement; and in so doing, the Second-Priority Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose.  The Second-Priority Collateral Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed.  In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Second-Priority Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Initial Second-Priority Agreement and the Initial Second-Priority Collateral Agreement.

8.21       Joinder Requirements.  The Borrower may designate additional obligations as Other First-Priority Obligations or Other Second-Priority Obligations pursuant to this Section 8.21 if (x) the incurrence of such obligations is not prohibited by any First-Priority Document or Second-Priority Document then in effect and (y) the Borrower shall have delivered an officer’s certificate to each Representative certifying the same.  If not so prohibited, the Borrower shall (i) notify each Representative in writing of such designation, (ii) cause the applicable new First-Priority Representative or Second-Priority Representative to execute and deliver to each other First-Priority Representative and Second-Priority Representative a Joinder Agreement substantially in the form of Exhibit A or Exhibit B, as applicable, hereto and (iii) deliver to each Representative a copy of the new First-Priority Documents or Second-Priority Documents, as applicable.

8.22       Intercreditor Agreements.

(a)       Each party hereto agrees that the First-Priority Secured Parties (as among themselves) and the Second-Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the applicable First-Priority Representatives or Second-Priority Representatives, as the case may be, governing the rights, benefits and privileges as among the First-Priority Secured Parties or as among the Second-Priority Secured Parties, as the case may be, in respect of any or all of the Common Collateral, this Agreement and the other First-Priority Collateral Documents or the other Second-Priority Collateral Documents, as the case may be, including as to application of proceeds of any Common Collateral, priority in respect of any Common Collateral, voting rights, control of any Common Collateral and waivers with respect to any Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the First-Priority Collateral Documents or Second-Priority Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any First-Priority Collateral Document or Second-Priority Collateral Document, and the provisions of this Agreement and the First-Priority Collateral Documents and Second-Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

(b)      In addition, in the event that the Borrower or any other Grantor incurs any Obligations secured by a Lien on any Common Collateral that is junior to Liens thereon securing any First-Priority Obligations or Second-Priority Obligations, as the case may be, and such Obligations are not designated by the Borrower as Second-Priority Obligations hereunder, then the First-Priority Collateral Agent and/or Second-Priority Collateral Agent shall upon the request of the Borrower enter into an intercreditor agreement with the agent or trustee for the creditors with respect to such secured Obligations, to reflect the relative Lien priorities of such parties with respect to the relevant portion of the Common Collateral and governing the relative rights, benefits and privileges as among such parties in respect of such Common Collateral, including as to application of the proceeds of such Common Collateral, priority in respect of any Common Collateral, voting rights, control of such Common Collateral and waivers with respect to such Common Collateral, in each case, so long as such secured Obligations are not prohibited by, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement or any of the First-Priority Documents or Second-Priority Documents, as the case may be.  If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any First-Priority Documents, and the provisions of this Agreement, the First-Priority Documents and the Second-Priority Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the respective terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

APOLLO ADMINISTRATIVE AGENCY LLC
as First Lien Agreement Agent

By:	/s/ Daniel M. Duval
	Name:	Daniel M. Duval
	Title:	Vice President

APOLLO ADMINISTRATIVE AGENCY LLC,
as First Lien Agreement Collateral Agent

By:	/s/ Daniel M. Duval
	Name:	Daniel M. Duval
	Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Initial Other First-Priority Agent

By:	/s/ William Sicking
	Name:	William Sicking
	Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Initial Other First-Priority Collateral Agent

By:	/s/ William Sicking
	Name:	William Sicking
	Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Initial Second-Priority Agent

By:	/s/ William Sicking
	Name:	William Sicking
	Title:	Vice President

ALTER DOMUS PRODUCTS CORP.,
as Initial Second-Priority Collateral Agent

By:	/s/ Matthew Trybula
	Name:	Matthew Trybula
	Title:	Associate Counsel

Annex I
to First Lien/Second Lien Intercreditor Agreement

[Annex I on file with the Administrative Agent]

EXHIBIT A
Joinder Agreement

[Exhibit A on file with the Administrative Agent]

EXHIBIT B
Joinder Agreement

[Exhibit B on file with the Administrative Agent]